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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Registration Statement (Form S-1) of Data Return Corporation to the reference to our firm under the captions "Summary Financial Information", "Selected Historical Financial Data" and "Experts" and to the use of our report dated May 18, 1999, except for Note 9, as to which the date is September 27, 1999, included in the Registration Statement (Form S-1 No. 333-84011) and related Prospectus of Data Return Corporation filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Dallas, Texas
October 27, 1999